Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-225686

PROSPECTUS

Primary Offering

$200,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

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Secondary Offering

2,561,241 Shares of Common Stock

2,271,406 Warrants to Purchase Common Stock

2,271,406 Shares of Common Stock Issuable Upon the Exercise of Warrants

2,907,500 Shares of Common Stock (or Warrants in Lieu of Such Common Stock (the “Conversion

Warrants”)) Issuable Upon Conversion of the Convertible Notes

We may, from time to time, offer and sell up to $200,000,000 of any combination of our common stock, preferred stock, debt securities or warrants described in this prospectus, either individually or in combination with other securities, at prices and on terms described in one or more supplements to this prospectus. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.

In addition, the selling security holders may from time to time, offer and sell up to 2,561,241 shares of our currently outstanding common stock (the “Outstanding Secondary Shares”), 2,271,406 outstanding warrants (the “Outstanding Warrants”) to purchase a like amount of our common stock (the “Warrant Shares”), 2,271,406 Warrant Shares underlying the Outstanding Warrants and 2,907,500 shares of our common stock or warrants to purchase a like amount of our common stock issuable upon conversion of our 4.25% Convertible Senior Notes due 2023 (the “Convertible Notes”) (such common stock, the “Conversion Shares,” such warrants, the “Conversion Warrants” and together with the Outstanding Secondary Shares, the Outstanding Warrants and the Warrant Shares, the “Secondary Securities”). We will not receive any of the proceeds from the sales of the Secondary Securities by the selling security holders except for the exercise price of the Outstanding Warrants and Conversion Warrants (if any). See “Use of Proceeds” below for additional information. The selling security holders may sell the Secondary Securities described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” below for additional information on how the selling security holders may conduct sales of the Secondary Securities. We have agreed to bear the expenses of the registration of the Secondary Securities under the federal and state securities laws on behalf of the selling security holders.

Each time we offer securities, to the extent applicable, we will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered. If required, we will also file a prospectus supplement in connection with sales of Secondary Securities by the selling security holders.

The securities offered by this prospectus may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. We will set forth the names of any underwriters or agents and any applicable fees, commissions, discounts and over-allotments in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “SMHI.” On August 1, 2018, the last reported sale price of a share of our common stock on the NYSE was $24.00. The applicable prospectus supplement (if any) will contain information, where applicable, as to any other listing, if any, on the NYSE or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

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Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “risk factors” on page 5 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_________________

The date of this prospectus is August 2, 2018

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock, preferred stock, debt securities, and/or warrants to purchase our common stock, preferred stock or debt securities, either individually or in units, in one or more offerings, up to a total dollar amount of $200,000,000. In addition, selling security holders may sell up to an aggregate of  2,561,241 Outstanding Secondary Shares, 2,271,406 Outstanding Warrants, 2,271,406 Warrant Shares and 2,907,500 Conversion Shares or Conversion Warrants. This prospectus provides you with a general description of the securities we and the selling security holders may offer. Each time we or the selling security holders offer a type or series of securities under this prospectus, to the extent required, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before buying any of the securities being offered. We or the selling security holders will deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

SUMMARY

This summary highlights selected information from this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless otherwise indicated or unless the context otherwise requires, references in this prospectus to the “Company,” “SEACOR Marine,” “SMHI,” “we,” “us,” or “our” are to SEACOR Marine Holdings Inc. and its subsidiaries.

Overview

The Company provides global marine and support transportation services to offshore oil and natural gas exploration, development and production facilities worldwide. The Company and its joint ventures operate a diverse fleet of offshore support and specialty vessels that (i) deliver cargo and personnel to offshore installations, (ii) handle anchors and mooring equipment required to tether rigs to the seabed, (iii) tow rigs and assist in placing them on location and moving them between regions, (iv) provide construction, well work-over and decommissioning support and (v) carry and launch equipment used underwater in drilling and well installation, maintenance, inspection and repair. Additionally, the Company’s vessels provide accommodations for technicians and specialists, safety support and emergency response services.

As of March 31, 2018, the Company operated a diverse fleet of 186 support and specialty vessels, of which 141 are owned or leased-in, 31 are joint ventured, and 14 are managed on behalf of unaffiliated third parties. The primary users of the Company’s services are major integrated oil companies, large independent oil and gas exploration and production companies and emerging independent companies.

The Company operates its fleet in five principal geographic regions: the United States, primarily in the Gulf of Mexico; Africa, primarily in West Africa; the Middle East and Asia; Brazil, Mexico, Central and South America; and Europe, primarily in the North Sea. The Company’s vessels are highly mobile and regularly and routinely move between countries within a geographic region. In addition, the Company’s vessels are redeployed among its geographic regions, subject to flag restrictions, as changes in market conditions dictate. The number and type of vessels operated, their rates per day worked and their utilization levels are the key determinants of the Company’s operating results and cash flows. Unless a vessel is cold-stacked, there is little reduction in daily running costs and, consequently, operating margins are most sensitive to changes in rates per day worked and utilization. The Company manages its fleet utilizing a global network of shore side support, administrative and finance personnel.

Corporate Information

Our principal executive offices are located at 7910 Main Street, 2nd Floor, Houma, LA 70360, and our telephone number is (985) 876-5400. Additional information about us is available on our website at www.seacormarine.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus. You can review filings we make with the SEC at its website (www.sec.gov), including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports electronically filed or furnished pursuant to Section 15(d) of the Exchange Act.

The Securities We May Offer

We may offer shares of our common stock, various series of preferred stock, debt securities and/or warrants to purchase our common stock, preferred stock or debt securities, either individually or in units, with a total aggregate value of up to $200,000,000 from time to time under this prospectus at prices and on terms to be determined at the time of any offering. In addition, the selling security holders may sell up to an aggregate of 2,561,241 Outstanding Secondary Shares, 2,271,406 Outstanding Warrants, 2,271,406 Warrant Shares and 2,907,500 Conversion Shares or Conversion Warrants. This prospectus provides you with a general description of the securities we and the selling security holders may offer. Each time we offer a type or series of securities under this prospectus, to the extent applicable, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or offering price;

●	maturity, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, exchange or sinking fund terms, if any;

●

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	restrictive covenants, if any; and

●	voting or other rights, if any.

If required, we will also file a prospectus supplement in connection with sales of Secondary Securities by the selling security holders.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We and the selling security holders may sell the securities directly to investors or to or through agents, underwriters or dealers. We and the selling security holders, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we or the selling security holders do offer securities to or through agents or underwriters, to the extent required, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

To facilitate compliance with the Jones Act, the Company’s second amended and restated certificate of incorporation (the “Certificate of Incorporation”) and second amended and restated by-laws (the “Bylaws”): (i) limit (a) the aggregate percentage ownership by non-U.S. citizens of any class of the Company’s capital stock (including common stock) to 22.5% of the outstanding shares of each such class to ensure that ownership by non-U.S. citizens will not exceed the maximum percentage permitted by applicable maritime law (presently 25%) but authorize the Company’s board of directors, under certain circumstances, to increase the foregoing percentage to not more than 24% and (b) ownership of shares of any class or series of its capital stock by a single non-U.S. citizen (and any other non-U.S. citizen whose ownership position would be aggregated with such non-U.S. citizen for purposes of the Jones Act) to not more than 4.9% of the outstanding shares of each such class or series (each such limitation, the “Permitted Percentage”); (ii) allow for the institution of a dual stock certification system to help determine such ownership; (iii) provide that any issuance or transfer of shares in excess of the Permitted Percentage shall be ineffective as against the Company and that neither the Company nor its transfer agent shall register such purported issuance or transfer of shares or be required to recognize the purported transferee or owner as a stockholder of the Company for any purpose whatsoever except to exercise the Company’s remedies under the Certificate of Incorporation; (iv) provide that any excess shares above the Permitted Percentage shall not have any voting or dividend rights; (v) permit the Company to redeem or transfer to a charitable trust any such excess shares; and (vi) permit the board of directors to make such reasonable determinations as may be necessary to ascertain such ownership and implement such limitations. In addition, the Company’s Bylaws provide (w) that the number of non-U.S. citizen directors shall not exceed a minority of the number necessary to constitute a quorum for the transaction of business, (x) for an increase in the number of directors necessary to constitute a quorum when the number of non-U.S. citizen directors is equal to or greater than 50% of the number of directors present at a meeting, (y) that the President and the Chief Executive Officer of the Company must be a U.S. citizen and (z) that any non-U.S. citizen officer is restricted from acting in the absence or disability of the chairman of the board of directors, the Chief Executive Officer or the President.

Common Stock. We may issue shares of our common stock from time to time and the selling security holders may offer up to 7,740,147 shares of common stock, including 2,561,241 Outstanding Secondary Shares, 2,271,406 Warrant Shares and 2,907,500 Conversion Shares. Holders of shares of our common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders and do not have cumulative voting rights. The common stock votes together as a single class. Directors are elected by a plurality of the votes of the shares of common stock present in person or by proxy at a meeting of stockholders and voting for nominees in the election of directors. Except as otherwise provided in our Certificate of Incorporation, Bylaws or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at a meeting of stockholders and entitled to vote on the subject matter. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or other conversion rights and do not have any sinking fund provisions. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future. Shares of our common stock are not convertible into any other shares of our capital stock.

Preferred Stock. Our board of directors is authorized to provide for the issuance of preferred stock in one or more series and to fix the preferences, powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of preferred stock may have class or series voting rights. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock.

If we sell any series of preferred stock under this prospectus, we will fix the preferences, powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference and to fix the number of shares to be included in any such series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior debt or as senior convertible debt. The debt securities will rank equally with any other unsecured and unsubordinated debt. Convertible debt securities will be convertible into or exchangeable for our common stock or preferred stock. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

The debt securities will be issued under a document called an indenture, which is a contract between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture that contains the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered, will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We have issued 2,271,406 Outstanding Warrants to certain of the selling security holders and the holders of our Convertible Notes may, if required to maintain our compliance with the Jones Act, receive Conversion Warrants instead of Conversion Shares upon exercise of their conversion rights. For a description of the Outstanding Warrants and the Conversion Warrants see “—Outstanding Warrants and Conversion Warrants to be Offered by the Selling Security Holders.”

We may issue additional warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock or debt securities or under certain circumstances to satisfy our obligations upon conversion of the Convertible Notes, if applicable, and such warrants may be attached to or separate from our common stock, preferred stock or debt securities, as applicable. In this prospectus, we have summarized certain general features of the warrants that we may issue in the future. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and/or warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the forms of warrant agreement and/or warrant certificates that describe the terms of the series of warrants we are offering before the issuance of the related series of warrants.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Units. We may issue, in one or more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock or debt securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the complete unit agreement, if any, which contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, any form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

RISK FACTORS

An investment in our securities involves a certain degree of risk. You should carefully consider the factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 under the heading “Risk Factors” and updated, if applicable, in our Quarterly Reports on Form 10-Q before investing in our securities. You should also consider similar information contained in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or other document filed by us with the SEC after the date of this prospectus before deciding to invest in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock or other securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters and involve significant known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. All of these forward-looking statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. Forward-looking statements include, but are not necessarily limited to, those relating to:

•	decreased demand and loss of revenues as a result of a decline in the price of oil and resulting decrease in capital spending by oil and gas companies;

•

an oversupply of newly built offshore support vessels, additional safety and certification requirements for drilling activities in the U.S. Gulf of Mexico and delayed approval of applications for such activities;

•	the possibility of U.S. government implemented moratoriums directing operators to cease certain drilling activities in the U.S. Gulf of Mexico and any extension of such moratoriums;

•

weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels in response to a decline in the price of oil;

•	increased government legislation and regulation of the Company’s businesses could increase cost of operations;

•	increased competition if the Jones Act and related regulations are repealed;

•

liability, legal fees and costs in connection with the provision of emergency response services, such as the response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010;

•	decreased demand for the Company’s services as a result of declines in the global economy;

•

declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations;

•	the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions;

•	changes to the status of applicable trade treaties including as a result of the U.K.’s impending exit from the European Union;

•	changes in foreign and domestic oil and gas exploration and production activity, safety record requirements;

•	compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations and economic sanctions;

•	the dependence on several key customers;

•	consolidation of the Company’s customer base;

•	the ongoing need to replace aging vessels;

•	industry fleet capacity;

•	restrictions imposed by the Jones Act and related regulations on the amount of foreign ownership of the Company’s common stock;

•	operational risks, effects of adverse weather conditions and seasonality, adequacy of insurance coverage;

•	the ability of the Company to maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act; and

•	the attraction and retention of qualified personnel by the Company.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. We have included important factors in the cautionary forward-looking statements included in this prospectus, particularly in the section of this prospectus entitled “Risk Factors,” which we believe over time, could cause our actual results, performance or achievements to differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus except to the extent required by the federal securities laws. You should consider all risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, or the SEC, described in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” all of which are accessible on the SEC’s website at www.sec.gov.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

As a company with less than $1.07 billion in gross revenue during our last fiscal year, we qualify as an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An Emerging Growth Company may take advantage of specified reduced regulatory and reporting requirements that are otherwise generally applicable to public companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports, proxy statements and registration statements, and exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these exemptions until the last day of our fiscal year following the fifth anniversary of the closing of our spin-off from SEACOR Holdings Inc. in June 2017, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

For as long as we continue to be an Emerging Growth Company, we expect that we will take advantage of certain reduced disclosure requirements available to us as a result of that classification. The JOBS Act permits an Emerging Growth Company, such as us, to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have chosen to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

RATIO OF EARNINGS TO FIXED CHARGES AND TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated. The following table is qualified by the more detailed information appearing in the computation table set forth in Exhibit 12.1 to the registration statement of which this prospectus is part and our historical financial statements, including the notes to those financial statements, which are incorporated by reference in this prospectus.

	Quarter Ended March 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013
Ratio of earnings to fixed charges	deficiency	deficiency	deficiency	deficiency	4.9	4.0
Ratio of earnings to combined fixed charges and preferred stock dividends	deficiency	deficiency	deficiency	deficiency	4.9	4.0
Deficiency (in thousands) ($)	$42,628	$121,599	$203,482	$56,457	-	-

For these purposes, earnings are defined as income before income taxes and fixed charges, and fixed charges include interest expense on indebtedness, amortization of capitalized interest, and the portion of operating lease rental expense which is deemed to represent interest.

We have no preferred shares outstanding and paid no dividends on preferred shares during the periods indicated which is why the ratios of earnings to combined fixed charges and preferred dividends are the same as the ratios of earnings to fixed charges presented above.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by us hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered by us hereby for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in U.S. government or agency obligations, commercial paper, money market accounts, short-term marketable securities, bank deposits or certificates of deposit, repurchase agreements collateralized by U.S. government or agency obligations or other short-term investments.

We will not receive any proceeds from the sale by the selling security holders of the Secondary Securities except that upon the exercise of the Outstanding Warrants, the Company will receive proceeds equal to the exercise price of $0.01 per share, for an aggregate amount of approximately $22,714.06 if all the Outstanding Warrants covered by this prospectus are exercised, subject to any adjustments. In addition, if any Conversion Warrants are issued in the future, we would receive the exercise price of $0.01 per share upon exercise of such warrants.

SELLING SECURITY HOLDERS

This prospectus also relates to the possible resale by certain of our security holders, who we refer to in this prospectus as the “selling security holders,” of up to (i) 7,740,147 shares of our common stock, consisting of 2,561,241 Outstanding Secondary Shares, 2,271,406 Warrant Shares and 2,907,500 Conversion Shares and (ii) warrants to purchase 5,178,906 shares of our common stock consisting of 2,271,406 Outstanding Warrants and 2,907,500 Conversion Warrants.

The Brian P. Cheramie Issuance

On March 26, 2018, the Company issued 103,213 shares of common stock to an accredited investor, Brian P. Cheramie, pursuant to a private placement in reliance on the exemption from registration set forth in Section 4(a)(2) of the Securities Act (the “Brian Cheramie Private Placement”).

The PIPE Issuance

On April 26, 2018, the Company closed a private placement of its common stock and warrants to purchase its common stock (to facilitate compliance with Jones Act restrictions) for aggregate gross proceeds of $56,855,000 (the “PIPE Private Placement”). The PIPE Private Placement included the issuance of approximately 2,168,586 shares of the Company's common stock (the “PIPE Shares”) and warrants (the “PIPE Warrants”) to purchase 674,164 shares of the Company’s common stock at an exercise price of $0.01 per share.

The PIPE Warrants were issued to Proyectos Globales de Energia y Servicios CME, S.A. de C.V. a variable capital corporation (sociedad anónima de capital variable) incorporated and existing under the laws of the United Mexican States (“CME”) and have a 25-year term, which commenced April 26, 2018.

The PIPE Shares and PIPE Warrants are subject to a registration rights agreement dated as of April 26, 2018 with the purchasers that participated in the PIPE Private Placement (the “PIPE Private Placement Registration Rights Agreement”). Under the PIPE Private Placement Registration Rights Agreement, the Company is required to file and maintain an effective shelf registration statement to register secondary sales of the PIPE Shares, PIPE Warrants and the shares underlying the PIPE Warrants until the earlier of (i) the date that all such securities covered by the registration statement have been sold or (ii) the date on which all such securities cease to be Registrable Securities (as defined in the PIPE Private Placement Registration Rights Agreement). The PIPE Private Placement Registration Rights Agreement includes customary indemnification provisions whereby the Company and the other parties to the agreement have agreed to indemnify one another under certain circumstances. The registration statement of which this prospectus forms apart is being filed to comply with the Company’s obligations under the PIPE Private Placement Registration Rights Agreement.

The PIPE Shares and PIPE Warrants were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The Carlyle Group Convertible Notes and Warrants

The Company issued $175.0 million aggregate principal amount of its Convertible Notes to affiliates of The Carlyle Group pursuant to a Note Purchase Agreement dated as of November 30, 2015 between the Company and the purchasers identified on Schedule A thereto (the “Note Purchase Agreement” and such issuance, the “Convertible Notes Issuance”). Prior to the Exchange (as defined below), the Convertible Notes were scheduled to mature in 2022 and were convertible into shares of the Company’s common stock, par value $0.01 per share, at a conversion rate of 23.26 shares per $1,000 principal amount of the Convertible Notes subject to certain conditions. Pursuant to the Note Purchase Agreement, the Company may, under certain circumstances, settle any of the Convertible Notes submitted for conversion into its common stock through the issuance of warrants to purchase a like amount of common stock in order to facilitate the Company’s compliance with the provisions of the Jones Act (such warrants, the “Conversion Warrants”). The Conversion Warrants, if issued, would entitle their holders to purchase an equal number of shares of Common Stock at an exercise price of $0.01 per share upon the resolution of any Jones Act compliance issues and would expire on the 25th anniversary of the date that they are issued.

On May 2, 2018, the Company and The Carlyle Group entered into an exchange transaction (the “Exchange”) pursuant to which The Carlyle Group exchanged $50 million in principal amount of the Convertible Notes for warrants to purchase 1,886,792 shares of the Company’s common stock (to facilitate compliance with Jones Act restrictions) at an exercise price of $0.01 per share, subject to adjustments (the “Carlyle Warrants”), representing an implied exchange rate of approximately 37.73 shares per $1,000 in principal amount of the Convertible Notes (equivalent to an exchange price of $26.50 per share). The Carlyle Warrants have a 25-year term, which commenced May 2, 2018. The Company and The Carlyle Group also amended the outstanding $125 million in principal amount of Convertible Notes that remained outstanding following the Exchange to (i) increase the interest rate from 3.75% per annum to 4.25% per annum and (ii) extend the maturity date of the Convertible Notes by 12 months to December 2023. The Conversion Shares, the Conversion Warrants and the Carlyle Warrants are subject to that certain registration rights agreement dated as of November 30, 2015 by and among the Company and the persons listed on Schedule I thereto (the “Carlyle Registration Rights Agreement”). The registration statement of which this prospectus forms apart is being filed to comply with our obligations under the Carlyle Registration Rights Agreement.

The Carlyle Registration Rights Agreement provides The Carlyle Group with customary demand and piggyback registration rights. Both demand and piggyback registration rights are subject to customary underwriter cutback provisions. The Carlyle Registration Rights Agreement includes customary indemnification provisions whereby the Company and the other parties to the agreement have agreed to indemnify one another under certain circumstances.

The warrants issuable in the Exchange were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Exercise of Warrants by The Carlyle Group and CME

On May 31, 2018, The Carlyle Group exercised 250,693 warrants for a total of 250,585 shares of common stock of the Company (after giving effect to the withholding of shares of common stock of the Company as payment for the exercise price of the warrants) (the “Carlyle Warrant Exercise”). Following the warrant exercise, The Carlyle Group holds warrants to purchase 1,636,099 shares of the Company’s common stock at an exercise price of $0.01 per share (the “Outstanding Carlyle Warrants”).

On June 8, 2018, CME exercised 38,857 warrants and paid an aggregate exercise price of $388.57 for a total of 38,857 shares of common stock of the Company (the “CME Warrant Exercise”). Following the warrant exercise, CME holds warrants to purchase 635,307 shares of the Company’s common stock at an exercise price of $0.01 per share (the “Outstanding CME Warrants” and together with the Outstanding Carlyle Warrants, the “Outstanding Warrants”).

Selling Security Holders Tables

Unless the context otherwise requires, as used in this prospectus, “selling security holders” includes the selling security holders named in the table below and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling security holders as the result of a gift, pledge, partnership distribution or other transfer after the date of this prospectus, and any such persons will be named in the applicable prospectus supplement.

The following table, based upon information currently known by us, sets forth as of May 29, 2018 (other than with respect to the updates discussed in “— Exercise of Warrants by The Carlyle Group and CME”, which are as of the dates noted in that section): (i) the number of shares of common stock held of record or beneficially owned by the selling security holders, including the number of Outstanding Secondary Shares, Warrant Shares and Conversion Shares, as of such date (as determined below), (ii) the number of shares of common stock held of record or beneficially owned by the selling security holders, including the number of Outstanding Secondary Shares, Warrant Shares and Conversion Shares that may be offered under this prospectus by the selling security holders, (iii) the number of shares of common stock beneficially owned upon completion of the offering and (iv) the percentage of common stock beneficially owned upon completion of this offering. The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act based on 20,422,305 shares of common stock outstanding as of June 8, 2018, and the information is not necessarily indicative of beneficial ownership for any other purpose.

The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling security holders named below.

	Common Stock
Name of Selling Security holders	Beneficially Owned as of May 29, 2018(1)	Common Stock Offered Pursuant to this Prospectus(1)	Beneficially Owned upon Completion of this Offering(1) (2)	Percentage Of Common Stock Beneficially Owned upon Completion of this Offering(1)(2)
Oppenheimer-Close Investment Partnership LP(3)	72,457	25,000	47,457	0.23%
Oppenheimer-Close International LTD(4)	9,655	2,750	6,905	0.03%
JMG GST LLC(5)	95,158	50,000	45,158	0.22%
Brian P. Cheramie(6)	402,809	331,377	71,432	0.35%
Cheramie Futures LLC(7)	29,758	21,836	7,922	0.04%
ELCANO Special Situations, SICAV, S.A.(8)	154,825	150,000	4,825	0.02%
Third Avenue Small Cap Value Fund(9)	356,900	65,000	291,900	1.43%
Proyectos Globales de Energia y Servicios CME, S.A. de C.V. (10)	1,640,027	1,000,000	640,027	3.04%
CVI Investments, Inc.(11)	150,000	150,000	–	–
T. Rowe Price U.S. Small-Cap Value Equity Trust(12)(13)	170,950	57,165	113,785	0.56%
T. Rowe Price Small-Cap Value Fund, Inc.(12)(14)	989,913	335,870	654,043	3.20%
T. Rowe Price U.S. Equities Trust(12)(15)	43,615	5,149	38,466	0.19%
MassMutual Select Funds – MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund(12)(16)	17,006	1,816	15,190	0.07%
CEOF II DE I AIV, L.P. (17)(18)	948,056(21)	5,253,128	–	–
CEOF II Coinvestment (DE), L.P. (17)(19)	48,538(21)	268,942	–	–
CEOF II Coinvestment B (DE), L.P. (17)(20)	3,991(21)	22,114	–	–
Total	5,133,658	7,740,147	1,937,110	–

*	Less than one percent (1%).

(1)

We do not know when or in what amounts the selling security holders may offer shares of common stock for sale. The selling security holders may decide not to sell any or all of the shares offered by this prospectus. Because the selling security holders may offer all, some or none of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the selling security holders after completion of the offering. However, for purposes of this table, we have assumed that the selling security holders will sell all of their shares of our common stock covered by this prospectus.

(2)	Assumes that the selling security holders will sell all shares of common stock included in this prospectus.

(3)

Includes 25,000 shares of common stock purchased in the PIPE Private Placement. Carl K. Oppenheimer and Philip V. Oppenheimer, each in their capacity as managing members of Oppvest, LLC, the General Partner of Oppenheimer-Close Investment Partnership LP, have the discretionary authority to vote and dispose of the shares of common stock held by Oppenheimer-Close Investment Partnership LP and may be deemed to be the beneficial owners of these shares of common stock. Each of Carl K. Oppenheimer and Philip V. Oppenheimer disclaim any such beneficial ownership of the shares of common stock except with regards to their pecuniary interest therein. The address for Oppenheimer-Close Investment Partnership LP is 119 West 57th Street, Suite 1515, New York, NY 10019.

(4)

Includes 2,750 shares of common stock purchased in the PIPE Private Placement. Carl K. Oppenheimer and Philip V. Oppenheimer, each in their capacity as directors of Oppenheimer-Close International Ltd. have the discretionary authority to vote and dispose of the shares of common stock held by Oppenheimer-Close International Ltd, and may be deemed to be the beneficial owners of these shares of common stock. Each of Carl K. Oppenheimer and Philip V. Oppenheimer disclaim any such beneficial ownership of the shares of common stock except with regards to their pecuniary interest therein. The U.S. mailing address for Oppenheimer-Close International Ltd is 119 West 57th Street, Suite 1515, New York, NY 10019 and the registered corporate office address for Oppenheimer-Close International Ltd is BeesMont Corporate Services Ltd., 5th floor, Andrew’s Place, 51 Church Street, Hamilton, HM12, Bermuda.

(5)

Includes 50,000 shares of common stock purchased in the PIPE Private Placement. JMG GST LLC is an entity managed in part by John M. Gellert, the President, Chief Executive Officer and a Director of the Company. John M. Gellert in his capacity as Manager, David B. Spohngellert in his capacity as Vice President and Fred C. Farkouh in his capacity as Vice President each has the discretionary authority to vote and dispose of the shares of common stock held by JMG GST LLC, and may be deemed to be the beneficial owners of these shares of common stock. Each of John M. Gellert, David B Spohngellert and Fred C. Farkouh disclaim any such beneficial ownership of the shares of common stock except with regards to their pecuniary interest therein. The address for JMG GST LLC is 750 Third Avenue, Suite 3300, New York, NY 10017. The shares of common stock listed in the table do not include any shares of common stock owned by John M. Gellert in his individual capacity.

(6)

Includes 103,213 shares of common stock purchased in the Brian Cheramie Private Placement and 228,164 shares of common stock purchased in the PIPE Private Placement. Brian P. Cheramie and Emelie Cheramie have the discretionary authority to vote and dispose of these shares of common stock, and may be deemed to be the beneficial owners of these shares of common stock. Each of Brian P. Cheramie and Emelie Cheramie disclaims any such beneficial ownership of the shares of common stock except with regards to their pecuniary interest therein. The address for Brian P. Cheramie is 132 Ridgewood Blvd., Golden Meadow, LA 70357.

(7)

Includes 21,836 shares of common stock purchased in the PIPE Private Placement. Brian P. Cheramie and Emelie Cheramie in their capacity as members of Cheramie Futures LLC have the discretionary authority to vote and dispose of the shares of common stock held by Cheramie Futures LLC, and may be deemed to be the beneficial owners of these shares of common stock. Mickey Cheramie, Ron Paul Cheramie and Erika Lynn Cheramie are entitled to 99% of the economic interest of the shares of common stock but do not have the discretionary authority to vote and dispose of the shares of common stock held by Cheramie Futures LLC. Brian P. Cheramie, Emelie Cheramie, Mickey Cheramie, Ron Paul Cheramie and Erika Lynn Cheramie disclaim any such beneficial ownership of the shares of common stock except with regards to their pecuniary interest therein. The address for Cheramie Futures LLC is 132 Ridgewood Blvd., Golden Meadow, LA 70357.

(8)

Includes 150,000 shares of common stock purchased in the PIPE Private Placement. Elcano Special Situations, SICAV, S.A.  (“Elcano”) has entered into a delegated fund management agreement with Credit Suisse Gestion, SGIIC, SA (the “CS Entity”) granting the CS Entity through one of its portfolio managers and head of investment strategy, Gabriel Ximenez de Embun, discretionary authority to dispose of the shares of common stock. As a result, the CS Entity and Gabriel Ximenez de Embun may be deemed the beneficial owners of the shares. Elcano has not delegated the authority to vote the shares. Voting decisions are made by the Board of Directors of Elcano, comprised of Marc Batlle Mercade, Francisco Javier Batlle Mercade and Ignacio Mercade Vila. The CS Entity, Gabriel Ximenez de Embun, Marc Batlle Mercade, Francisco Javier Batlle Mercade and Ignacio Mercade Vila. disclaim any such beneficial ownership of the shares of common stock except with regards to their pecuniary interest therein. The address for Elcano SICAV, SA is c/ Ayala, 42 – 5[a] Planta A, 28001 Madrid, Spain.

(9)

Includes 65,000 shares of common stock purchased in the PIPE Private Placement. Third Avenue Small Cap Value Fund is a publicly traded open-end mutual fund issued as a series of the Third Avenue Trust. Third Avenue Trust is a Delaware business trust that is registered as an investment company pursuant to the Investment Company Act of 1940. Pursuant to an investment advisory agreement, the Trust has delegated all discretionary investment authority over the assets of Third Avenue Small Cap Value Fund to Third Avenue Management LLC (“TAM”). Victor Cunningham has discretionary authority to vote and dispose of the shares of common stock owned by TAM in his position as portfolio manager. Victor Cunningham disclaims any such beneficial ownership of these shares of common stock. The address for Third Avenue Small Cap Value Fund is 622 Third Avenue. 32nd Floor, New York, NY 10017.

(10)

Includes 325,836 shares of common stock purchased in the PIPE Private Placement, 38,857 shares of common stock acquired in the CME Warrant Exercise and 635,307 Warrant Shares that may be issuable in respect of the warrants acquired in the PIPE Private Placement (674,164 Warrant Shares acquired in the PIPE Private Placement less the 38,857 Warrant Shares cancelled as a result of the CME Warrant Exercise). Alfredo Miguel and Jose Miguel each in their capacity as shareholders of Proyectos Globales de Energia y Servicios CME, S.A. de C.V., have discretionary authority to vote and dispose of the shares of common stock held by Proyectos Globales de Energia y Servicios CME, S.A. de C.V. and may be deemed to be the beneficial owners of these shares of common stock. Alfredo Miguel and Jose Miguel, each in their capacity as shareholders of Proyectos Globales de Energia y Servicios CME, S.A. de C.V., may also be deemed to have investment discretion and voting power over the shares of common stock held by Proyectos Globales de Energia y Servicios CME, S.A. de C.V. The address for Proyectos Globales de Energia y Servicios CME, S.A. de C.V. is Paseo de la Reforma #2654 19th floor, Lomas Altas, 11950, CDMX, Mexico. The Company and Proyectos Globales de Energia y Servicios CME, S.A. de C.V. are joint venture partners, 49% and 51% respectively, in Mantenimiento Express Maritimo, S.A.P.I. de C.V.

(11)

Includes 150,000 shares of common stock purchased in the PIPE Private Placement. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. The address for CVI is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, CA 94111.

(12)

T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser or subadviser, as applicable, with power to direct investments and/or sole power to vote the securities owned by (i) T. Rowe Price Small-Cap Value Fund, Inc., (ii) T. Rowe Price U.S. Small-Cap Value Equity Trust, (iii) T. Rowe Price U.S. Equities Trust and (iv) MassMutual Select Funds – MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund. The T. Rowe Price Proxy Committee develops the firm’s positions on all major proxy voting issues, creates guidelines, and oversees the voting process. Once the Proxy Committee establishes its recommendations, they are distributed to the firm’s portfolio managers as voting guidelines. Ultimately, the portfolio managers for each account decide how to vote on the proxy proposals of companies in their portfolios. More information on the T. Rowe Price proxy voting guidelines is available on its website at troweprice.com. The T. Rowe Price portfolio manager of the funds and accounts that hold the securities is J. David Wagner. For purposes of reporting requirements of the Securities Exchange Act, TRPA may be deemed to be the beneficial owner of all such shares; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price Associates, Inc. is the wholly-owned subsidiary of T. Rowe Price Group, Inc., which is a publicly-traded financial services holding company. The address for T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202. T. Rowe Price Investment Services, Inc., or TRPIS, a registered broker-dealer, is a subsidiary of T. Rowe Price Associates, Inc. TRPIS was formed primarily for the limited purpose of acting as the principal underwriter and distributor of shares of the funds in the T. Rowe Price fund family and complements the other services provided to shareholders of the T. Rowe Price funds. TRPIS does not engage in underwriting or market-making activities involving individual securities.

(13)	Includes 57,165 shares of common stock purchased in the PIPE Private Placement.

(14)	Includes 335,870 shares of common stock purchased in the PIPE Private Placement.

(15)	Includes 5,149 shares of common stock purchased in the PIPE Private Placement.

(16)	Includes 1,816 shares of common stock purchased in the PIPE Private Placement.

(17)

Voting and investment determinations with respect to shares of common stock held by CEOF II DE I AIV, L.P., CEOF II Coinvestment (DE), L.P. and CEOF II Coinvestment B (DE), L.P. (the “Carlyle Entities”) are made by an investment committee of CEOF II DE I AIV, L.P. comprised of William E. Conway, Jr., Kewsong Lee, Rodney S. Cohen, David A. Stonehill, Edward J. Mathias, Tyler Zachem, Christopher Finn, and Norma Kuntz. Each member of the investment committee of CEOF II DE I AIV, L.P. disclaims beneficial ownership of such shares of common stock. The address for CEOF II DE I AIV, L.P., CEOF II Coinvestment (DE), L.P. and CEOF II Coinvestment B (DE), L.P. is The Carlyle Group, 1001 Pennsylvania Avenue NW, Suite 220 South, Washington, D.C. 2000-2505. Pursuant to the Note Purchase Agreement and a related investment agreement entered into between the Company and certain affiliates of The Carlyle Group, The Carlyle Group has a right to appoint one of the Company’s board members (subject to certain limitations) as well as a board observer. See “–Transactions with Carlyle” in the Company’s proxy statement filed with the Securities and Exchange Commission on April 27, 2018. At this time, The Carlyle Group has designated Ferris Hussein as a board observer.

(18)

Common stock offered pursuant to this prospectus includes 710,625 shares of common stock purchased in the PIPE Private Placement, 237,431 shares of common stock acquired in the Carlyle Warrant Exercise, 1,550,204 Warrant Shares that may be issuable in respect of the warrants acquired in the Exchange (1,787,736 Warrant Shares acquired in the Exchange less the 237,532 Warrant Shares cancelled as a result of the Carlyle Warrant Exercise) and 2,754,868 Conversion Shares that may be acquired pursuant to the Note Purchase Agreement.

(19)

Common stock offered pursuant to this prospectus includes 36,383 shares of common stock purchased in the PIPE Private Placement, 12,155 shares of common stock acquired in the Carlyle Warrant Exercise, 79,367 Warrant Shares that may be issuable in respect of the warrants acquired in the Exchange (91,528 Warrant Shares acquired in the Exchange less the 12,161 Warrant Shares cancelled as a result of the Carlyle Warrant Exercise) and 141,037 Conversion Shares that may be acquired pursuant to the Note Purchase Agreement.

(20)

Common stock offered pursuant to this prospectus includes 2,992 shares of common stock purchased in the PIPE Private Placement, 999 shares of common stock acquired in the Carlyle Warrant Exercise, 6,528 Warrant Shares that may be issuable in respect of the warrants acquired in the Exchange (7,528 Warrant Shares acquired in the Exchange less the 1,000 Warrant Shares cancelled as a result of the Carlyle Warrant Exercise) and 11,595 Conversion Shares that may be acquired pursuant to the Note Purchase Agreement.

(21)

The Carlyle Entities are not deemed to have beneficial ownership of the common stock underlying the Outstanding Warrants, the Convertible Notes or the Conversion Warrants. The foreign ownership restrictions imposed by the Jones Act (under which the Carlyle Entities are currently deemed non-U.S. citizens), the Company’s Certificate of Incorporation and Bylaws, as well as restrictions in the Note Purchase Agreement (under which the Conversion Warrants are issuable) and the Carlyle Warrants, prohibit the Carlyle Entities from converting the Convertible Notes or exercising the Carlyle Warrants, as applicable, if such conversion or exercise would cause a non-U.S. Citizen to hold in excess of 4.9% of the Company’s then outstanding shares of common stock.

The following table, based upon information currently known by us, sets forth as of June 8, 2018: (i) the number of warrants held of record or beneficially owned by the selling security holders (as determined below) and (ii) the number of warrants that may be offered under this prospectus by the selling security holders, (iii) the number of warrants beneficially owned upon completion of the offering and (iv) the percentage of warrants beneficially owned upon completion of this offering.. Each warrant allows the holder to receive one share of our common stock at an exercise price of $0.01 per share. The beneficial ownership of the warrants set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. The warrants detailed below are substantially similar to one another other than with respect to their expiration dates, which are based upon the date on which such warrants were/will be issued.

The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling security holders named below.

	Warrants
Name of Selling Security holders	Beneficially Owned as of June 8, 2018(1)(2)	Warrants Offered Pursuant to this Prospectus(1)(2)	Beneficially Owned upon Completion of this Offering(1) (2) (3)	Percentage Of Warrants Beneficially Owned upon Completion of this Offering(1) (2) (3)
Proyectos Globales de Energia y Servicios CME, S.A. de C.V.(4)	635,307	635,307	–	–
CEOF II DE I AIV, L.P. (5) (6)	4,305,072	4,305,072	–	–
CEOF II Coinvestment (DE), L.P. (5) (7)	220,404	220,404	–	–
CEOF II Coinvestment B (DE), L.P. (5) (8)	18,123	18,123	–	–
Total	5,178,906	5,178,906	–	–
* Less than one percent (1%).

(1)

We do not know when or in what amounts the selling security holders may offer the Outstanding Warrants or Conversion Warrants for sale. The selling security holders may decide not to sell any or all of the Outstanding Warrants or Conversion Warrants offered by this prospectus and may choose to exercise the Outstanding Warrants and Conversion Warrants under this offering. Because the selling security holders may offer all, some or none of the warrants pursuant to this offering, we cannot estimate the number of the shares that will be held by the selling security holders after completion of the offering. However, for purposes of this table, we have assumed that the selling security holders will sell all of their warrants covered by this prospectus.

(2)

The warrants held by the selling security holders that are non-U.S. citizens contain terms prohibiting any exercise that would cause such security holders (if they are non-U.S. citizens for purposes of the Jones Act) to hold in excess of 4.9% of the Company’s then outstanding shares of common stock and the Note Purchase Agreement under which the Conversion Warrants are issuable include similar limitations. The Company’s Certificate of Incorporation and Bylaws also limit the aggregate percentage ownership by non-U.S. citizens of any class of the Company’s capital stock. See “Summary—The Securities We May Offer.”

(3)	Assumes that the selling security holders will sell all warrants included in the table and offered by it under this prospectus without the exercise of such warrants.

(4)

Includes 635,307 Outstanding Warrants, each with a 25-year term that commenced April 26, 2018 (674,164 warrants acquired in the PIPE Private Placement less the 38,857 warrants cancelled upon the CME Warrant Exercise). Alfredo Miguel and Jose Miguel each in their capacity as shareholders of Proyectos Globales de Energia y Servicios CME, S.A. de C.V., have discretionary authority to vote and dispose of the warrants held by Proyectos Globales de Energia y Servicios CME, S.A. de C.V. and may be deemed to be the beneficial owners of these warrants. Alfredo Miguel and Jose Miguel, each in their capacity as shareholders of Proyectos Globales de Energia y Servicios CME, S.A. de C.V., may also be deemed to have investment discretion and voting power over the warrants held by Proyectos Globales de Energia y Servicios CME, S.A. de C.V. The address for Proyectos Globales de Energia y Servicios CME, S.A. de C.V. is Paseo de la Reforma #2654 19th floor, Lomas Altas, 11950, CDMX, Mexico. The Company and Proyectos Globales de Energia y Servicios CME, S.A. de C.V. are joint venture partners, 49% and 51% respectively, in Mantenimiento Express Maritimo, S.A.P.I. de C.V.

(5)

Voting and investment determinations with respect to the warrants held by CEOF II DE I AIV, L.P., CEOF II Coinvestment (DE), L.P. and CEOF II Coinvestment B (DE), L.P. are made by an investment committee of CEOF II DE I AIV, L.P. comprised of William E. Conway, Jr., Kewsong Lee, Rodney S. Cohen, David A. Stonehill, Edward J. Mathias, Tyler Zachem, Christopher Finn, and Norma Kuntz. Each member of the investment committee of CEOF II DE I AIV, L.P. disclaims beneficial ownership of such warrants. The address for CEOF II DE I AIV, L.P., CEOF II Coinvestment (DE), L.P. and CEOF II Coinvestment B (DE), L.P. is The Carlyle Group, 1001 Pennsylvania Avenue NW, Suite 220 South, Washington, D.C. 2000-2505. Pursuant to the Note Purchase Agreement and a related investment agreement entered into between the Company and certain affiliates of The Carlyle Group, The Carlyle Group has a right to appoint one of the Company’s board members (subject to certain limitations) as well as a board observer. See “–Transactions with Carlyle” in the Company’s proxy statement filed with the Securities and Exchange Commission on April 27, 2018. At this time, The Carlyle Group has designated Ferris Hussein as a board observer.

(6)

Warrants offered pursuant to this prospectus includes 1,550,204 Outstanding Warrants, each with a 25-year term that commenced May 2, 2018 (1,787,736 warrants acquired in the Exchange less the 237,532 warrants cancelled upon the Carlyle Warrant Exercise) and 2,754,868 warrants issuable upon conversion of the Convertible Notes, each with a 25-year term commencing on the date that they are issued.

(7)

Warrants offered pursuant to this prospectus includes 79,367 Outstanding Warrants, each with a 25-year term that commenced May 2, 2018 (91,528 warrants acquired in the Exchange less the 12,161 warrants cancelled upon the Carlyle Warrant Exercise) and 141,037 warrants issuable upon conversion of the Convertible Notes, each with a 25-year term commencing on the date that they are issued.

(8)

Warrants offered pursuant to this prospectus includes 6,528 Outstanding Warrants, each with a 25-year term that commenced May 2, 2018 (7,528 warrants acquired in the Exchange less the 1,000 warrants cancelled upon the Carlyle Warrant Exercise) and 11,595 warrants issuable upon conversion of the Convertible Notes, each with a 25-year term commencing on the date that they are issued.

DETERMINATION OF OFFERING PRICE

We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings.

PLAN OF DISTRIBUTION

SEACOR Marine’s Plan of Distribution

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time we offer and sell securities hereto, to the extent applicable, we will provide a prospectus supplement that will set forth the terms of the offering of the securities, including:

●	the name or names of the underwriters, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. The prospectus supplement, naming the underwriter, will describe the nature of any such relationship.

We may sell securities directly or through agents we or they designate from time to time. The prospectus supplement will name any agent involved in the offering and sale of securities and any commissions we will pay to them. Unless the prospectus supplement states otherwise, any agent will be acting on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain purchasers to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The prospectus supplement will set forth the conditions to these contracts and any commissions we must pay for solicitation of these contracts.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any securities we may offer, other than our common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NYSE may engage in passive market making transactions in the common stock on the NYSE in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Selling Security Holders’ Plan of Distribution

We are registering the Secondary Securities held by the selling security holders to permit the selling security holders to resell these securities from time to time after the date of this prospectus. We will not receive any proceeds from the sale by the selling security holders of the Secondary Securities covered by this prospectus, except that upon the exercise of the Outstanding Warrants, the Company will receive proceeds equal to the exercise price of $0.01 per share, for an aggregate amount of approximately $22,714.06 if all of the Outstanding Warrants covered by this prospectus are exercised, subject to any adjustments. In addition, if any Conversion Warrants are issued in the future, we would receive the exercise price of $0.01 per share upon exercise of such warrants.

Selling security holders may sell all or a portion of the Secondary Securities beneficially owned by them from time to time directly or through one or more underwriters, broker-dealers or agents. If the Secondary Securities are sold through underwriters or broker-dealers, the selling security holders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected from time to time pursuant to one or more of the following methods, which may involve crosses or block transactions:

●	on any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	public or privately negotiated transactions;

●	through the settlement of short sales;

●	transactions in which broker-dealers agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

If the selling security holders effect such transactions by selling Secondary Securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such selling security holders or commissions from purchasers of the Secondary Securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Secondary Securities or otherwise, the selling security holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Secondary Securities in the course of hedging in positions they assume. The selling security holders may also sell Secondary Securities short and deliver Secondary Securities covered by this prospectus to close out short positions, and to return borrowed shares in connection with such short sales, provided that the short sales are made after the registration statement of which this prospectus forms a part is declared effective. The selling security holders may also loan or pledge Secondary Securities to broker-dealers in connection with bona fide margin accounts secured by the Secondary Securities, which shares broker-dealers could in turn sell if such selling security holders default in the performance of their respective secured obligations.

The selling security holders may pledge or grant a security interest in some or all of Secondary Securities beneficially owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Secondary Securities from time to time pursuant to this prospectus. The selling security holders also may transfer and donate the Secondary Securities in other circumstances in which case the transferees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. We will file an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, amending, if necessary, the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

Under the securities laws of some states, the Secondary Securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Secondary Securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling security holders will sell any or all of the Secondary Securities registered pursuant to the registration statement of which this prospectus forms a part.

The selling security holders and any other persons participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, and the rules and regulations thereunder, including, without limitation, Regulation M of the Securities Exchange Act of 1934, which may limit the timing of purchases and sales of any of the Secondary Securities by the selling security holders and any other participating persons. Regulation M may also restrict the ability of any person engaged in the distribution of the Secondary Securities to engage in market-making activities with respect to the Secondary Securities. All of the foregoing may affect the marketability of the Secondary Securities and the ability of any person or entity to engage in market-making activities with respect to the Secondary Securities.

We will pay all expenses of the registration of the Secondary Securities, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling security holders will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling security holders against liabilities, including liabilities under the Securities Act of 1933, in accordance with the PIPE Private Placement Registration Rights Agreement or the Carlyle Registration Rights Agreement, as applicable, or the selling security holders will be entitled to contribution in accordance with the terms of such agreements. We may be indemnified by the selling security holders against civil liabilities, including liabilities under the Securities Act of 1933, that may arise from any written information furnished to us by the selling security holders specifically for use in this prospectus, in accordance with the PIPE Private Placement Registration Rights Agreement or the Carlyle Registration Rights Agreement, as applicable, or we may be entitled to contribution in accordance with the terms of such agreements.

Once sold under the registration statement of which this prospectus forms a part, the Secondary Securities held by the selling security holders will be freely tradable by the purchasers of such securities, other than our affiliates.

Any shares of common stock or warrants, covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act of 1933 may be sold under Rule 144, rather than pursuant to this prospectus.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 60,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of undesignated preferred stock, $0.01 par value per share, of which no preferred shares are issued or outstanding.

The following summary description of our capital stock is based on the provisions of our Certificate of Incorporation and Bylaws and the applicable provisions of the Delaware General Corporation Law (“DGCL”). This information is qualified entirely by reference to the applicable provisions of our Certificate of Incorporation, Bylaws and the DGCL. For information on how to obtain copies of our Certificate of Incorporation and Bylaws, please see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Common Stock

As of June 8, 2018, there were  20,422,305 shares of our common stock outstanding. The holders of our common stock are entitled to the following rights.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, and do not have cumulative voting rights. The common stock votes together as a single class. Directors will be elected by a plurality of the votes of the shares of common stock present in person or by proxy at a meeting of stockholders and voting for nominees in the election of directors. Except as otherwise provided in our Certificate of Incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at a meeting of stockholders and entitled to vote on the subject matter.

Dividend Rights

Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

Liquidation Rights

Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Other Rights

Holders of common stock have no preemptive, subscription, redemption or other conversion rights and do not have any sinking fund provisions. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Shares of our common stock are not convertible into any other shares of our capital stock.

Preferred Stock

As of June 8, 2018, there were no shares of our preferred stock outstanding.

Pursuant to our Certificate of Incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or stock exchange listing rules), to designate and issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

The board of directors, without stockholder approval, can issue preferred stock with conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

Our board of directors will fix the designations, preferences and rights of the each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price per share;

●	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	the listing of the preferred stock on any securities exchange or market, if any;

●

whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

●

whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preferred stock;

●	preemption rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●

any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

Qualifications for Ownership

The Company is subject to regulation under the Jones Act and related U.S. cabotage laws, which restrict ownership and operation of vessels in the U.S. coastwise trade (i.e., trade between points in the United States), including the transportation of cargo. Subject to limited exceptions, the Jones Act requires that vessels engaged in U.S. coastwise trade be built in the United States, registered under the U.S.-flag, manned by predominantly U.S. crews, and owned and operated by U.S. citizens within the meaning of the Jones Act. Violation of the Jones Act could prohibit operation of vessels in the U.S. coastwise trade during the period of such non-compliance, result in material fines and subject Company vessels to seizure and forfeiture.

To facilitate compliance with the Jones Act, the Company’s Certificate of Incorporation and Bylaws: (i) limit (a) the aggregate percentage ownership by non-U.S. citizens of any class of the Company’s capital stock (including common stock) to 22.5% of the outstanding shares of each such class to ensure that ownership by non-U.S. citizens will not exceed the maximum percentage permitted by applicable maritime law (presently 25%) but authorize the Company’s board of directors, under certain circumstances, to increase the foregoing percentage to not more than 24% and (b) ownership of shares of any class or series of its capital stock by a single non-U.S. citizen (and any other non-U.S. citizen whose ownership position would be aggregated with such non-U.S. citizen for purposes of the Jones Act) to not more than the Permitted Percentage; (ii) allow for the institution of a dual stock certification system to help determine such ownership; (iii) provide that any issuance or transfer of shares in excess of the Permitted Percentage shall be ineffective as against the Company and that neither the Company nor its transfer agent shall register such purported issuance or transfer of shares or be required to recognize the purported transferee or owner as a stockholder of the Company for any purpose whatsoever except to exercise the Company’s remedies under the Certificate of Incorporation; (iv) provide that any excess shares above the Permitted Percentage shall not have any voting or dividend rights; (v) permit the Company to redeem or transfer to a charitable trust any such excess shares; and (vi) permit the board of directors to make such reasonable determinations as may be necessary to ascertain such ownership and implement such limitations. In addition, the Company’s Bylaws provide (w) that the number of non-U.S. citizen directors shall not exceed a minority of the number necessary to constitute a quorum for the transaction of business, (x) for an increase in the number of directors necessary to constitute a quorum when the number of non-U.S. citizen directors is equal to or greater than 50% of the number of directors present at a meeting, (y) that the President and the Chief Executive Officer of the Company must be a U.S. citizen and (z) that any non-U.S. citizen officer is restricted from acting in the absence or disability of the chairman of the board of directors, the Chief Executive Officer or the President.

Delaware Anti-Takeover Law and Provisions of our Certificate of Incorporation and Bylaws

Section 203 of the Delaware General Corporate Law.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who owns 15% or more of the corporation’s outstanding stock, or an affiliate or associate of the corporation who did own 15% or more of the corporation’s voting stock within three years prior to the determination of interested stockholder status. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

●

at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may opt out of Section 203 either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out, of this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Certificate of Incorporation and Bylaw.

Our Certificate of Incorporation and Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. These provisions, which are summarized below, discourage coercive takeover practices or inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Filling Vacancies on the Board of Directors.

In accordance with Article II, Section 12 of our Bylaws, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board of directors, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. Any director appointed to fill a vacancy will hold office until the next election of directors or until their successors are duly elected and qualified.

Meetings of Stockholders.

Our Bylaws provide that only a majority of the members of our board of directors then in office or the Chairman of the board of directors or the President may call special meetings of the stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our Bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements.

Our Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. The Bylaws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our secretary a written notice of the stockholder’s intention to do so. To be timely, the stockholder’s notice must be delivered to us not later than the 120th day nor earlier than the 150th day prior to the anniversary date of the preceding annual meeting. If there was no such prior annual meeting, then a stockholder’s notice must be delivered not earlier than the close of business on the 150th day nor later than the 120th day prior to the date which represents the second Tuesday in May of the current year. In the event that the date of the annual meeting is more than 25 days before or after such anniversary date, then, to be considered timely, notice by the stockholders must be received not later than the close of business on the 10th day following the date on which public announcement of the date of such meeting is first made by us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior debt or as senior convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indenture,” we are also referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any debt securities under an indenture that we will enter into with the trustee named in the indenture. We have filed a form of the indenture as an exhibit to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to the trustee under the indenture.

The following summaries of material provisions of the debt securities and the indenture are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

●	the maturity date;

●

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●

the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability or the ability of our subsidiaries, if any at such time, to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with security holders or affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	the applicability of the provisions in the indenture on discharge;

●

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

●

if we fail to observe or perform any other covenant contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the indenture; and

●

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

●

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “—Consolidation, Merger or Sale;”

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Our Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●

to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the stated maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of Debt Securities

The debt securities will rank equally in right of payment to all our other senior unsecured and unsubordinated debt. The indenture does not limit the amount of debt securities that we may issue. It also does not limit us from issuing any other secured, unsecured, subordinated or unsubordinated debt.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock or debt securities or in connection with the conversion of the Convertible Notes, if applicable, and such warrants may be attached to or separate from our common stock, preferred stock or debt securities, as applicable. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. This general description does not include a description of the Outstanding Warrants and Conversion Warrants. For a description of the Outstanding Warrants and Conversion Warrants see “—Outstanding Warrants and Conversion Warrants to be Offered by the Selling Security Holders.”

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	limits on the ability to exercise the warrant including to ensure, among other things, compliance with the Jones Act and provisions of the Company’s Certificate of Incorporation and Bylaws;

●

the number of shares of common stock, the number of shares of preferred stock or the number of debt securities purchasable upon the exercise of one warrant and the price at which such shares of common stock, shares of preferred stock or debt securities may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement subject to Jones Act restrictions, the Company’s Certificate of Incorporation and Bylaws. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying any required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants and Conversion Warrants to be Offered by the Selling Security Holders

The PIPE Warrants have a 25-year term that commenced April 26, 2018, an exercise price of $0.01 per share and are governed by and construed in accordance with the laws of the State of New York. The PIPE Warrants are subject to restrictions on exercise to facilitate compliance with the Jones Act and contain certain adjustments to the exercise price and number of Warrant Shares based upon dividend, subdivision or combination of common stock, reorganization, reclassification, consolidation or merger. See “Selling Security Holders—The PIPE Issuance” for additional information.

The Carlyle Warrants have a 25-year term that commenced May 2, 2018, an exercise price of $0.01 per share and are governed by and construed in accordance with the laws of the State of New York. The Carlyle Warrants are subject to restrictions on exercise to facilitate compliance with the Jones Act and contain certain adjustments to the exercise price and number of Warrant Shares based upon dividend, subdivision or combination of common stock, reorganization, reclassification, consolidation or merger. See “Selling Security Holders—The Carlyle Group Convertible Notes and Warrants” for additional information.

This description of the Outstanding Warrants are qualified in its entirety by reference to the applicable Warrants, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Under the Note Purchase Agreement entered into in connection with the issuance of the Convertible Notes to affiliates of The Carlyle Group, if necessary to ensure compliance with the Jones Act, we are permitted to satisfy our obligations to issue common stock upon conversion of the Convertible Notes by issuing Conversion Warrants to purchase a like amount of common stock.   The Conversion Warrants would have an exercise price of $0.01 per share of common stock and would expire on the 25th anniversary of issuance.  The Conversion Warrants would provide for adjustment of the exercise price and number of shares issuable upon exercise for certain dividends, subdivisions, reorganizations, reclassifications, mergers or consolidations.

DESCRIPTION OF UNITS

We may issue, in one or more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock or debt securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

●	whether the units if issued as a separate security will be issued in fully registered or global form.

While the terms summarized above will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described above. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, any form of unit agreement, including any related agreements or certificates, that describes the terms of the particular series of units we are offering before the issuance of the related series of units. The material provisions of the units and any unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and related agreements and certificates applicable to the particular series of units that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete unit agreements and related agreements and certificates that contain the terms of the units.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Milbank, Tweed, Hadley & McCloy LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements as of December 31, 2017 and for the year then ended incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Mantenimiento Express Maritimo S. A. P. I. de C. V. (“MexMar”), incorporated into this prospectus by reference to SEACOR Marine Holdings Inc.’s Amendment No. 1 to the Annual Report on Form 10-K of SEACOR Marine Holdings Inc. (the “Amendment”) for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers S.C., an independent accountants, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of SEACOR Marine Holdings Inc. as of December 31, 2016, and for the years ended December 31, 2016 and 2015 appearing in SEACOR Marine Holdings Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are a public company and file proxy statements, annual, quarterly and special reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (www.sec.gov).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are incorporating by reference in this prospectus the documents that we file with the SEC. This means that we are disclosing important information to you by referring to these filings. The information we incorporate by reference is considered a part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede this information.

Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is considered to be incorporated by reference in this prospectus modifies or supersedes such statement.

We incorporate by reference the following documents that we have filed with the SEC:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on March 22, 2018;

●	Annual Report Amendment on Form 10-K/A for the fiscal year ended December 31, 2017, filed on April 11, 2018;

●

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 from our definitive proxy statement on Schedule 14A (other than information furnished, rather than filed) filed on April 27, 2018;

●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 10, 2018; and

●

Current Reports on Form 8-K (other than information furnished, rather than filed) filed with the SEC on January 9, 2018, February 9, 2018, March 29, 2018, April 2, 2018, April 20, 2018, April 26, 2018, April 27, 2018, May 2, 2018 and June 13, 2018.

In addition, we incorporate by reference into this prospectus (i) all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and before we have sold all of the common stock to which the prospectus relates or the offering is otherwise terminated and (ii) all documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement.

You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to any of these reports, free of charge on the SEC’s website. You may also access the documents incorporated by reference on our website at www.seacormarine.com. Other than the foregoing documents incorporated by reference, the information contained in, or that can be accessed through, our website is not part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated in this prospectus by reference but not delivered with this prospectus. Requests for copies should be directed to SEACOR Marine Holdings Inc., ATTN: Investor Relations, 7910 Main Street, 2nd Floor, Houma, LA 70360, telephone (985) 876-5400.

Primary Offering

$200,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

__________________

Secondary Offering

2,561,241 Shares of Common Stock

2,271,406 Warrants to Purchase Common Stock

2,271,406 Shares of Common Stock Issuable Upon the Exercise of Warrants

2,907,500 Shares of Common Stock (or Warrants in Lieu of Such Common Stock (the “Conversion Warrants”))

Issuable Upon Conversion of the Convertible Notes

PROSPECTUS

August 2, 2018